UNITED STATESSECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT 1
TO FORM S-1/A

   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL HOLDING INTERNATIONAL
(Exact Name of Small Business Issuer in its Charter)

Nevada	5399	46-5282137
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

GLOBAL HOLDING INTERNATIONAL
4921 Birch Street Suite 110
Newport Beach California 92660
Phone:  (949) 988-0968
 (Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

Paracorp Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Phone: (775) 883-0104
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Tran Law Group -- Mina Tran, Esq
12966 Euclid Street Suite 320
Garden Grove, California 92810
  (800) 997-7905

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 (this "Post-Effective Amendment") to the Registration Statement No. 333-201254 on Form S-1/A (the "Registration Statement") initially filed with the Securities and Exchange Commission on March 6, 2015,  by Global Holding International Inc., a Nevada corporation ("Global Holding International"), and declared effective on April 6, 2015, is being filed to terminate the Registration Statement. Pursuant to the Registration Statement, 8,000,000 shares of Common Stock were registered for issuance. All 8,000,000 shares were sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Newport Beach, California, on this 30th day of November 2015.

GLOBAL HOLDING INTERNATIONAL

By: /s/ Bernard Sjauta
Bernard Sjauta
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard Sjauta	President, Chief Executive Officer and Director (Principal Executive Officer)	11-30-2015
Chief Financial Officer (Principal Financial and Accounting Officer)